  EXHIBIT 10.6

RECONFIRMATION OF FORECLOSURE AND NOTICE OF ASSET TRANSFER

RECONFIRMATION OF FORECLOSURE AND NOTICE OF ASSET TRANSFER (the "Asset Transfer") is herein set forth as of the 24th day of October 2016, to Digital Media Acquisition Group Corp. ("Digital Media"), M2 nGage Communications, Inc. (f/k/a Signal Point Telecommunications Corp. "SPTC") ("M2 nGage Comm.") and M2 nGage, Inc. (f/k/a Signal Share Software Development Corp. "SSSDC") ("M2 nGage" and, collectively with Digital Media and M2 nGage Comm., "Transferors"), from M2ngage Telecommunications II Corp. ("M2ngage Telecom II") and M2ngage Software Development and Design Corp. ("M2ngage Software") (the "Transferees").

RECITALS

WHEREAS, Allied International Fund, Inc. ("Allied"), Brookville Special Purpose Fund, LLC ("Brookville") and Veritas High Yield Fund, LLC ("Veritas") (the "Secured Parties") entered into various loan and security agreements with Signal Point Holdings Corp. ("SPHC") and several of SPHC subsidiaries, including SPTC and SSSDC (collectively with the Transferors, the "Debtors"); and

WHEREAS, the Debtors pledged as security to the Secured Parties under the Loan Agreements and Security Agreements (as defined herein), among other things, all the stock in and assets of SPTC and SSSDC; and

WHEREAS, after Debtors defaulted on their payment obligations, on February 24, 2016, the Secured Parties commenced two lawsuits in the United States District Court for the Southern District of New York against the Debtors to foreclose on the collateral pledged to Transferees, including the assets of SPTC and SSSDC, *Allied Int'l Fund, Inc. v. Signal Point Holdings Corp., et al.*, 16-cv-1429 (VSB) (S.D.N.Y. Feb. 24, 2016), and *Brookville Special Purpose Fund, LLC, et al. v. Signal Point Holdings Corp., et al.*, 16-cv-1430 (VSB) (S.D.N.Y. Feb. 24, 2016); and

WHEREAS, Debtors and the Secured Parties entered into a settlement agreement on April 7, 2016, resolving the foreclosure actions, which was "so ordered" by the Honorable Vernon Broderick on April 11, 2016 (the "Settlement Agreement"); and

WHEREAS, the Settlement Agreement obligated SPHC to enter into an agreement transferring its ownership in the shares of SPTC and SSSDC into a new entity (Digital Media) and to pledge such shares, plus all assets of such entities, to the Secured Parties; and

WHEREAS, pursuant to the Settlement Agreement, all ownership in the shares of SPTC and SSSDC were transferred to Digital Media, a new entity created to hold the ownership of the shares of SPTC and SSSDC under that Restructuring, Omnibus Pledge, Security and Intercreditor Agreement, dated April 7, 2016; and

WHEREAS, consistent with the terms and obligations of the Settlement Agreement, Digital Media pledged and collaterally assigned to the Secured Parties 100% of the outstanding shares of common stock and assets of SPTC and SSSDC as collateral to secure Debtors' repayment of the outstanding indebtedness to the Secured Parties, as set forth in the Stock Pledge and Security Agreement dated May 6, 2016 (the "Stock Pledge"). Further, the Secured Parties had Stock Pledges, UCC1's, Notes and perfected Security in SPHC prior to the Settlement Agreement; and,

WHEREAS, pursuant to Section 4 of the Stock Pledge, upon five days' notice to Debtors and Digital Media of Debtors' default, the Secured Parties have the right, without further action, to transfer and take ownership of the ownership shares and underlying corporate assets of SPTC and SSSDC and to exercise all the rights and privileges of a record holder of such shares; and

WHEREAS, the Debtors remain in default of the Loan Agreements and Settlement Agreement in order of priority as follows: $2,471,845.00 to Brookville; $518,790.10 to Veritas; and, $2,650,666.74 to Allied; and

WHEREAS, subsequent to the Settlement Agreement and Stock Pledge, SPTC and SSSDC changed their names to M2 nGage Comm. and M2 nGage, Inc., respectively; and

WHEREAS, on October 14, 2016, the Secured Parties notified Debtors and Digital Media that Debtors remained in default and that the Secured Parties would exercise their right to foreclose and take ownership of the corporate assets of SPTC and SSSDC, now known as M2 nGage Comm. and M2 nGage, Inc., respectively, if the default were not cured within five days ("Notice of Default and Foreclosure"); and

WHEREAS, there are no secured lenders or secured parties with any rights or interest in the corporate assets of M2 nGage Comm. and M2 nGage, Inc. other than the Secured Parties and PowerUp, EBF and Kabbage; and

WHEREAS, Debtors failed to cure the default within five days of the Notice of Default and Foreclosure; and,

WHEREAS, the Secured Parties have the right, pursuant to the terms of the Loan Agreements, Security Agreements, the Settlement Agreement and the Stock Pledge, to foreclose and take ownership of the corporate assets of M2 nGage Comm. and M2 nGage, Inc.; and

WHEREAS, the Secured Parties created M2ngage Telecommunications II Corp. and M2ngage Software Development and Design Corp. ("Transferees") to manage the Transferred Assets.

NOW, THEREFORE, Transferees hereby give Notice to Debtors and reconfirm the following:

ARTICLE I

Definitions and References

"Affiliate" means a Person who controls, is in common control with or is controlled by, another Person. A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

"Transfer Date" means the first date upon which this Notice of Asset Transfer has been delivered by Transferees to Debtors.

"Allied Loan Indebtedness" means all amounts due and owing by Debtors to Allied International Fund, Inc. pursuant to: (i) the Preferred Stock Financing Agreement and Security issued October 2012; (ii) the Security Agreement and UCC-1's issued July 31, 2015; (iii) Series A Preferred Termination, Loan and General Release Agreement and Promissory Note, dated October 22, 2015; and, (iv) the Second Allonge and Amendment to Promissory Note, dated December 1, 2015.

"Brookville Loan Indebtedness" means all amounts due and owing by Debtors to Brookville Special Purpose Fund, LLC pursuant to the: (i) Financing Agreement dated as of March 24, 2011, as amended; and (ii) Senior Secured Term Note dated as of March 24, 2011.

"Business" means the business in which M2 nGage Comm. and M2 nGage, Inc. are engaged, including but not limited to the business of providing communication services, including wired and wireless broadband internet access services, voice over internet protocol, data, email hosting, point-to-point communications, managed network services, collocation, virtual private networks and web hosting in the United States.

"Transfer" means the consummation of the transfer of the Transferred Assets to Transferees.

"Transfer Date" means the date upon which a Transfer occurred as set forth in Section 3.1 of the Asset Transfer.

"Encumbrances" means any mortgage, pledge, lien (statutory or otherwise), security interest, easement, right of way, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, and charge or encumbrance of any kind or nature.

"Governmental Authority" means any federal, state or local governmental or regulatory authority, department, agency, commission or body.

"Loan Agreements" means all documents supporting the Brookville Loan Indebtedness, Veritas Loan Indebtedness and Allied Loan Indebtedness.

"Security Agreements" means the 2011 Security Agreements, all pledges of security by Debtors to the Secured Parties, all recorded UCC-1 filings with respect to security pledged by Debtors to the Secured Parties, and any and all other agreements securing the Loan Agreements. Debtors hereby reaffirm that the only such Security Agreements relating in any manner to SPTC (now M2 nGage Comm.) and SSSDC (now M2 nGage, Inc.) are pledges of security made to the Secured Parties, PowerUp, EBF and Kabbage and that the only recorded UCC-1 filings with respect to security pledged by Debtors relating to SPTC (now M2 nGage Comm.) and SSSDC (now M2 nGage, Inc.) are the filings made by the Secured Parties, PowerUp, EBF and Kabbage.

"Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise, or any government or political subdivision or any agency, department or instrumentality thereof.

"Transferred Assets" means 100% of the ownership of the assets in M2 nGage Comm. and M2 nGage, Inc., whether tangible, intangible, known and unknown.

"Tax" and "Taxes" means (i) all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, excise property, sales, transfer, franchise, payroll, withholding, social security or other taxes, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalties or additions attributable thereto or (ii) liability for the payment of any amounts of the type described in clause (i) above as a result of being party to any agreement or any express or implied obligation to indemnify or otherwise succeed to the liability of any other Person.

"Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any governmental Authority with respect to Taxes.

"Veritas Loan Indebtedness" means all amounts due and owing by Debtors to Veritas High Yield Fund, LLC pursuant to the: (i) Loan Agreement, dated as of August 25, 2011; (ii) Subordinated Senior Secured Promissory Note, dated as of October 1, 2011; and (iii) Subordinated Senior Secured Promissory Note, dated as of October 3, 2011.

ARTICLE II

Transfer of Assets

Section 2.1. The Transfer. On the terms and subject to the conditions contained in the Asset Transfer, Transferees have and are taking the Transferred Assets from Debtors pursuant to the recorded Loan Agreements, Security Agreements, UCC-1's, Settlement Agreement, Stock Pledge and Notice of Default and Foreclosure, and Debtors shall immediately Transfer to Transferees all of Debtors' right, title and interest in and to the Transferred Assets. The Transferred Assets shall be transferred to Transferee free and clear of any and all liens, claims and Encumbrances of whatever kind or nature, including but not limited to security interests, mortgages, pledges, charges, suits, licenses, options, rights of recovery, judgments, rights of first refusal, orders and decrees of any court or foreign or domestic governmental entity, interest, tax, covenants, restrictions, indentures, instruments, leases, options, contracts, agreements, claims for reimbursement, contribution, indemnity or exoneration, successor, product, environmental, taxes, labor, alter ego and other liabilities in accordance with applicable law (collectively, "Claims").

Section 2.2. Enumeration of Transferred Assets. The "Transferred Assets" are listed on Schedule 2.2 hereto and shall include:

(a) all supplies, work-in-process, materials and stock in trade used in or held for sale in the Business (collectively, the "Inventory");

(b) all accounts receivable of the Business and any security or collateral therefor, including recoverable customer deposits (collectively, the "Accounts Receivable");

(c) all personal property used or held for use in the Business, including, without limitation, office furniture, copiers, fax machines, telephone systems, computers and computer software, fixtures, motor vehicles and other tangible property used or held for use in the Business, and any of the foregoing Transferred subject to any conditional sales or title retention agreement in favor of any other Person;

(d) all telephone and facsimile numbers, email addresses, websites, advertising literature, photographic materials, packaging materials (including inserts), catalogs, customer and supplier lists, designs, historical performance and test result records, software, patterns, specifications, drawings and blueprints used in the Business;

(e) all licensed products or processes, patents and patent applications, copyrights, trademarks and trademark applications, trade names, service marks, service names, designs, know-how, processes, trade secrets, inventions, and other proprietary data used or held for use in the Business, all proceeds thereof, and all rights associated therewith, royalties, income, payments, claims, damages and proceeds of infringement suits, and the rights to sue for and remedies against any past, present or future infringements thereof and the rights of priority and protection of interests therein under applicable law (collectively "Intellectual Property");

(f) all books and records (including, without limitation, all customer lists and customer records) used or held for use in the Business and relating to the Transferred Assets; *provided, however*, that to the extent Debtors are required by law to retain the originals of the books and records, satisfactory copies of such originals may be delivered to Transferees with the understanding that the originals will be delivered to Transferees at such later date as is allowed by law;

(g) all credits, prepaid expenses, deferred charges, advance payments, security deposits, returns to and rebates from vendors, and prepaid items relating to the Business (the "Prepaid Expenses and Deposits");

(h) to the extent assignable by their terms, all rights under warranties, representations and guarantees made by suppliers, manufacturers, licensees, contractors or other Persons in connection with the Transferred Assets or the Business and all insurance claims or payments related to the Transferred Assets or the Business;

(i) the right to use all computer software programs and databases used in the Business;

(j) all employee loans and advances;

(k) all claims and causes of action, if any, relating to the Business which Debtors may have against third parties and any counterclaims, set-offs or defenses Debtors may have with respect to any assumed liabilities;

(l) any and all other assets and rights which are used in the Business, including but limited to those assets and rights of the type and character referenced in Section 2.2(a) – (m); and

(m) all goodwill associated with or related to the Business.

Section 2.3. Assignment of Contracts and Licenses and Permits. Subject to the terms and conditions set forth in the Asset Transfer, and to the extent assignable under the respective contracts or consented to by the third party or parties thereto, Debtors will assign and transfer to Transferees, effective as of the Transfer Date, all of their right, title and interest in and to, and Transferees will assume, the following rights, title and interests (and all of the following shall be deemed included in the term "Transferred Assets" as used herein):

(a) Those Real Property Leases and Personal Property Leases entered into prior to the date of the Asset Transfer and set forth on Schedule 2.3(a), if applicable;

(b) All contracts entered into prior to the date of the Asset Transfer (collectively, the "Assigned Contracts"); and

(c) All licenses, permits, registrations, variances, interim permits, permit applications, certificates, approvals or other authorizations under any regulation applicable to the Business that relate to the Business.

Section 2.4. Excluded Assets. The Transferred Assets do not include the assets set forth on Schedule 2.4 (the "Excluded Assets"), and such Excluded Assets are not being transferred to Transferees by this Asset Transfer.

ARTICLE III

Transfer

Section 3.1. Time and Place of the Transfer. The Transfer of the transactions confirmed by this Asset Transfer (the "Transfer") shall be deemed to have taken place at 2PM on and effective October 24, 2016, at 433 Hackensack Avenue, Hackensack, NJ 07601.

(a) The Transfer of the Transferred Assets shall not release the Debtors, including but not limited to the Transferors, from the amounts due and owing to the Secured Parties under the Loan Agreements and as such the UCC-1s, Loan Agreements and Security Agreements will remain in place.

(b) Transfer Taxes. The transfer of the Transferred Assets is a transfer pursuant to Section 1146(c) of the Bankruptcy Code, and, therefore, the making, delivery, filing and recording of various instruments of transfer to be recorded in connection with the sale by Debtors of the Transferred Assets to Transferee shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax or similar tax. To the extent that such a tax is assessed, however, notwithstanding any other provision of the Asset Transfer, all transfer, registration, stamp, documentary, sales, use and similar taxes (including, but not limited to, all applicable real estate transfer or gains taxes), any penalties, interest and additions to tax, and court, registration and filing fees incurred in connection with the Asset Transfer shall be the responsibility of and be timely paid by Debtors from the Transfer Cash Payment. Debtors and Transferees shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

ARTICLE IV

Representations and Warranties

Section 4.1. Confirmation of Debtors' Representations and Warranties. Debtors jointly and severally reconfirm and represent and warrant to Transferees that:

(a) (i) Transferees have complied in all respects with the requirements of the UCC, the Loan Agreements, Security Agreements, the Settlement Agreement and the Stock Pledge; (ii) Transferees are entitled to perform a self-help foreclosure; (iii) nothing Transferees have performed has in any way breached the peace; and, (iv) Debtors shall and are obligated, through their appropriate officers, to execute and/or amend any and all corporate documents, and to make all government or regulatory filings, necessary fully and completely to transfer ownership of the Transferred Assets being foreclosed upon pursuant to the Asset Transfer.

(b) The Secured Parties are the only secured creditors with respect to the Transferred Assets and are secured in the following order of priority: (1) Brookville; (2) Veritas; (3) Allied; (4) PowerUp; (5) EBF; and, (6) Kabbage.

(c) There exist no other lenders to the Debtors and no other secured parties with respect to the Transferred Assets except for the Secured Parties and PowerUp, EBF and Kabbage, and all the Transferred Assets are being transferred to Transferees.

(d) All corporate approvals necessary to effectuate the Transfer have been obtained and Debtors have authorized its officers to execute any and all necessary documents to effectuate same.

(e) Debtors hereby reaffirm that they no longer have any rights to which they may at one time have been entitled under the UCC, including any and all rights under the UCC to redeem any items of collateral and no longer have the right to raise any complaint that Transferees did not strictly comply with all provisions of the UCC relating in any way to a self-help foreclosure.

(f) Except as set forth on Schedule 4.2(f) attached hereto, if applicable, there is no litigation or proceeding, in law or in equity, pending against Debtors with respect to the Business or the Transferred Assets and there are no proceedings or governmental investigations before any commission or other administrative authority pending against or, to Debtors' knowledge, threatened against Debtors with respect to the Business or the Transferred Assets.

(g) Set forth on Schedule 4.2(g) attached hereto, if applicable, is a true, correct and complete list of all wholly and partially owned subsidiaries of each Debtor ("Subsidiary" or "Subsidiaries"), including, in each case, each Debtor's ownership interest in each such Subsidiary.

(h) Set forth on Schedule 4.2(h) attached hereto, if applicable, is a true, correct and complete list of all real property leased by Debtors or Debtors' Subsidiaries and used in connection with the Business (the "Leased Real Properties"). The Leased Real Properties include all the real property interests necessary to permit Debtors to conduct the Business in all material respects as it is being conducted as of the date of the Asset Transfer. Debtors do not lease, sublease or license any real property other than the Leased Real Properties, whether as lessor, sublessor, lessee, sublessee, licensor, licensee or otherwise.

(i) Set forth on Schedule 4.2(i) attached hereto, if applicable, is a true, correct and complete list of all personal property leased by Debtors or Debtor's Subsidiaries and used in connection with the Business (the "Leased Personal Properties"). The Leased Personal Properties include all the leased personal property necessary to permit Debtors to conduct the Business in all material respects as it is being conducted as of the date of the Asset Transfer. Debtors do not lease, sublease or license any personal property other than the Leased Personal Properties, whether as lessor, sublessor, lessee, sublessee, licensor, licensee or otherwise.

ARTICLE V

Section 5.1. Governmental Authority Consents and Approvals.

(a) Cooperation. Debtors and Transferees (i) shall promptly inform each other of any communication from any Governmental Authority concerning the Asset Transfer, the transactions contemplated hereby, and any filing, notification or request for approval and (ii) shall permit the other party to review in advance any material proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, each of Debtors and Transferees shall not agree to participate in any prearranged meeting with the Governmental Authority in respect of any filings, investigation or other inquiry with respect to the Asset Transfer, the transactions contemplated hereby or any such filing, notification or request for approval unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate to the maximum extent practicable. Subject to any restrictions under applicable laws, rules or regulations, each of Debtors and Transferees shall furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to the Asset Transfer, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine; or any such filing, notification or request for approval). Debtors and Transferees shall also furnish the other party with such necessary information and assistance as such other party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registration, or submissions of information to the Governmental Authority in connection with the Asset Transfer, the transactions contemplated hereby and any such filing, notification or request for approval. Debtors and Transferees shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective reasonable best efforts to obtain the grant thereof by a final order as soon as possible.

Section 5.2. Tax Matters. Debtors and Transferees agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Transferred Assets (including access to books and records) as is reasonably necessary for the preparation and filing of all Tax Returns in connection with matters relating to or affected by the operations of Debtors prior to the Transfer, including

the making of any election relating to Taxes, the preparation of any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Notwithstanding anything to the contrary herein, Debtors and Transferees shall retain all books and records with respect to Taxes pertaining to the Transferred Assets for a period of at least seven (7) years following the Transfer Date. Debtors and Transferees shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Transferred Assets or the Business.

Section 5.3. Schedules. The Schedules hereto may be added and updated by the parties at any time, provided that such Schedules do not materially affect the terms of the Asset Transfer or the consummation of the transactions contemplated hereby.

ARTICLE VI

Confirmation of Other Obligations

Section 6.1. Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be reasonably necessary to transfer and convey the Transferred Assets to Transferees, on the terms herein contained, and to otherwise comply with the terms of the Asset Transfer and consummate the transaction contemplated hereby.

Section 6.2. Efforts and Actions to Cause Transfers to Occur. Upon the terms and subject to the conditions of the Asset Transfer, each of Debtors and Transferees shall use their respective reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Transfer as promptly as practicable, including, but not limited to, the preparation and filing of all motions, forms, registrations and notices required to be filed to consummate the Transfer and the taking of such actions as are reasonably necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, exemptions or waivers by any third party or governmental entity. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any governmental entity or other Person required to be obtained prior to Transfer.

Section 6.3. Collection of Accounts Receivable Following the Transfer. Debtors shall promptly remit to Transferees any payments received by Debtors following the Transfer Date with respect to the Accounts Receivable transferred by Debtors on the Transfer Date.

Section 6.4. Employees. Effective as of the Transfer Date or other date as agreed, Debtors shall cause the employment of all employees being offered employment by Transferees to be terminated. Transferees in its discretion have or shall offer employment to certain employees.

effective immediately after the Transfer Date, to certain of Debtors' employees whom Transferees desire to employ (the "Transferred Employees"). Debtors shall have no liability to the Transferred Employees identified and accepting employment from and after the date of the their employment with Transferees, and Transferees shall have no liability to or responsibility for the employees of Debtors not being offered employment by Transferees.

Section 6.5. Assignment of Assigned Contracts. Notwithstanding anything to the contrary in the Asset Transfer, the Asset Transfer constitutes and includes an agreement to assign or transfer any Assigned Contract, and any claim, right or benefit arising thereunder or resulting therefrom.

ARTICLE VII

Miscellaneous

Section 7.1. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile or by nationally recognized overnight courier. Notices delivered by hand, by facsimile or by nationally recognized overnight carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail on or before two Business Days after its delivery by facsimile. All notices shall be addressed as follows:

if to TRANSFEREE:

Peter R. Ginsberg
Peter R. Ginsberg Law LLC
80 Pine Street, 33rd Floor
New York, NY 10005

if to DEBTORS:

Digital Media Acquisition Group Corp.
M2 nGage Communications, Inc.
M2 nGage, Inc.
433 Hackensack Avenue
6th Floor
Hackensack, New Jersey 07601
Attention: Michael Tenore Esq.

or, in each case, at such other address as may be specified in writing to the other party.

Section 7.2. Expenses. Other than as set forth in the Asset Transfer, each of Debtors and Transferees shall bear their respective costs and expenses (including legal fees and expenses) incurred in connection with the Asset Transfer and the transactions contemplated hereby.

Section 7.3. Entire Notice of Asset Transfer. The Asset Transfer and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire arrangement between the parties with regard to the subject matter herein. Each Exhibit and Schedule attached hereto shall be considered incorporated into the Asset Transfer.

Section 7.4. Applicable Law. This Asset Transfer shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New Jersey applicable to contracts made therein, without regard to rules of conflicts of law.

Section 7.5. Binding Effect; No Third Party Beneficiaries. The Asset Transfer shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in the Asset Transfer, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of the Asset Transfer.

Section 7.6. Headings. The headings contained in the Reconfirmation of Foreclosure and Notice of Asset Transfer are for convenience of reference only and shall not affect the meaning or interpretation of the Asset Transfer.

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TRANSFEREES:

M2ngage Telecommunications II Corp.

By: ______________________
Name: Robert DePalo
Title: CEO

M2ngage Software Development and Design Corp

By: ______________________
Name: Robert DePalo
Title: CEO

SECURED PARTIES:

Brookville Special Purpose Fund, LLC

By: ______________________
Name: Robert DePalo
Title: CEO

Veritas High Yield Fund, LLC

By: ______________________
Name: Robert DePalo
Title: CEO

Allied International Fund, Inc.

By: ______________________
Name: Rosemarie DePalo
Title : CEO

SCHEDULE 2.2 – Assets Being Transferred

From M2 nGage Communications, Inc. (f/k/a Signal Point Telecommunications Corp. "SPTC") to M2ngage Telecommunications II Corp. as Transferee:

All Bank Accounts and Cash
All Deposits
All Accounts Receivable
All Customer Contracts
All Customer Records
All Equipment
All Switches, connections and licenses
All IP
All Trademarks
All Furniture and Fixture
All POPS
ARIN all IP
All BSA's subject to review by Transferee

All of the following Carrier Contracts:

Alteva / Momentum
Level 3 and Deposits
Time Warner Cable Fiber Network
Transbeam
Giglinks
American Telesis
IPC
COX
Time Warner Cable Network
Cable Vision
Comcast
Storage Ez
All Customer Contracts excluding Verizon Shut down
All POPs All URL's

Liabilities being assumed:

Allied Loan Indebtedness
Brookville Loan Indebtedness
Veritas Loan Indebtedness
Kabbage
PowerUp
EBF

From M2 nGage, Inc. (f/k/a Signal Share Software Development Corp. "SSSDC") to M2ngage Software Development and Design Corp. as Transferee:

All Software Source Code for Ngage
Mpower
All Event Business
All Customer Contracts (Redsocks)
All source code and IP's of M2 nGage, Inc. (f/k/a SSSDC)
All URL's

SCHEDULE 2.4 – Excluded Assets Remaining with Transferor / Debtor

The Equity/Stock of Digital Media Acquisition Group Corp. ("Digital Media")

The Equity/Stock of M2 nGage Communications, Inc. (f/k/a Signal Point Telecommunications Corp.)

The Equity/Stock of M2 nGage, Inc. (f/k/a Signal Share Software Development Corp.)

Verizon Business Contact and Liability

Verizon Core TLS and FFC1 T3 and T1Contracts and Liability

Customer Contracts on Verizon

AT&T Vendor Contracts and Liability

Any and all Tariff Contracts or Agreements

Frontier Communications Contract and Liability

Davidoff Hutcher & Citron LLP Retainer or Contract

Torres, Scammon & Day, LLP Retainer or Contract

Any and all Employment Contracts

Any and all Consulting Contracts

Any and all accrued payroll or vacation pay

Any employee litigation or claims